UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2018

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

001-35239	Delaware	20-8874704
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2018, Laurie Ann Goldman notified the Board of Directors of Francesca’s Holdings Corporation (the “Company”) of her resignation as a Class III director of the Board of Directors, effective October 25, 2018. Ms. Goldman’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Ms. Goldman for her service on the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: October 26, 2018	By:	/s/ Marc G. Schuback
Marc G. Schuback
Senior Vice President, General Counsel & Secretary